                                                         Exhibit 23.4





                         INDEPENDENT AUDITORS' CONSENT




        We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement No. 33-62395 of Vornado Realty Trust on Form S-3 of our report dated March 29, 1995 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the need for additional borrowings and the adoption of Statement of Financial Accounting Standards No. 106 - Accounting for Postretirement Benefits) related to Alexander's, Inc. for the year ended December 31, 1994 and our report dated September 15, 1995 related to Kings Plaza Shopping Center and Marina for the year ended June 30, 1995, appearing in the Annual Report on Form 10-K/A of Alexander's, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP
------------------------------
DELOITTE & TOUCHE LLP


New York, New York
December 22, 1995